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                                                                   Exhibit 10.16

                                   AGREEMENT
                                   ---------



          THIS AGREEMENT is executed on this 18th day of January, 2000, and shall be effective as of the 1st day of October 1999, by and between coolsavings.com inc. ("CS"), a Michigan corporation and Mail Coups Inc., a Delaware corporation, which also does business under the name of Super Coups ("Super Coups").


                             W I T N E S S E T H:

     WHEREAS, CS has developed, owns and/or operates various online computer services capable of providing marketing services directly to consumers over the Internet, including but not limited to, the distribution of coupons, saving notices, and other promotional incentives; and

     WHEREAS, Super Coups is a nationally franchised business that distributes co-operative direct mail coupon envelopes through franchisees in local markets; and

     WHEREAS, the parties wish to provide for the creation of a co-branded local offer page (to be located within the CS Web Site) for the distribution to Members of local area coupons and other promotional incentives offered by customers of Super Coups' franchisees; and

     WHEREAS, the parties wish to have Super Coups' franchisees actively market such co-branded local offer page to both neighborhood retailers and consumers.

     NOW, THEREFORE, in consideration of the mutual promises, agreements, covenants and representations set forth herein, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:


1. Definitions. As used herein, the following terms shall have the following meanings:

     1.1.  "Advertisers" shall mean persons or entities that contract to post:
(i) Local Advertising on the SC Page pursuant to an agreement with Super Coups or a Franchisee; or (ii) or Local Advertising or Other Advertising anywhere on the CS Web Site pursuant to an agreement with CS.

     1.2.  "Advertising" shall mean Local Advertising and Other Advertising.

     1.3. "CS Web Site" shall mean CS' U.S. English version web site on the Internet currently located at URL: http://www.coolsavings.com or its equivalent, including the SC Page and all other web pages operated by CS.


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     1.4.   "Franchisee" shall mean a person or entity that, pursuant to a written agreement with Super Coups: (i) has the exclusive right to distribute co-operative direct mail coupons ("Coupons") in a Franchise Zone; (ii) distributes Coupons in such Franchise Zone not less than once per calendar quarter to (x) a minimum of 40,000 households within one (1) year of entering into a written agreement with Super Coups as described in (i) above, and (y) not less than 75% of all households, located in such Franchise Zone; and (iii) is obligated by the terms of its contract with Super Coups (or an addendum thereto) to, or has elected to, participate in the program set forth in this Agreement

     1.5. "Franchise Zone" shall mean the Zip Code(s) for which a Franchisee has received the exclusive right to distribute co-operative direct mail coupons.

     1.6. "Link" shall mean highlighted text, button or banner appearing on an Internet web page which when "pushed" or otherwise activated, results in the user being automatically transferred to an advertiser offer or an Internet web site indicated by such highlighted text.

     1.7. "Local Advertising" shall mean any coupons, savings notices, free gifts, rebates, free trials or other promotional discounts or purchase incentives offered by an Advertiser that relates to either: (a) a neighborhood retail store, restaurant, service or other business located in a specific Franchise Zone, or (b) a neighborhood retail store, restaurant, service or other business which is located outside of a specific Franchise Zone, that will only be offered to households within a specific Franchise Zone or specific Franchise Zones located in one metropolitan area. By way of example but not limitation, Local Advertising includes coupons offered by a national retailer or franchiser that relate to specific business outlets, that are offered to Member households located in a specific Franchise Zone (i.e. coupons that are not available to Member households in more than one Franchise Zone of several Franchise Zones located in one metropolitan area).

     1.8. "Other Advertising" shall mean any coupons, savings notices, free gifts, rebates, free trials or other promotional discounts or purchase incentives other than Local Advertising offered, or permitted by CS to be offered, anywhere on the CS Web Site, including the SC Page pursuant to an agreement between CS and an Advertiser.

     1.9. "Member" shall mean a person or entity that has completed enrollment with CS.

     1.10. "Designated Account" or "Designated Accounts" shall mean one or all (as applicable) of those Advertisers listed on Exhibit "A" attached hereto.

     1.11. "SC Page" shall mean those web pages on the CS Web Site bearing the names and/or logos of both CS and Super Coups and containing Advertising.

     1.12. "Super Coups Administrator" shall mean the Super Coups employee who is responsible for editing, proofing and approving proposed Advertising before it is forwarded to CS for testing, final approval and posting on the SC Page.

     1.13. "Zip Code" shall mean an area of the United States that is delineated by a U.S.


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postal zip code.

2.   CS' Obligations.  CS shall perform the following obligations:

     2.1 CS shall host, operate and maintain the SC Page. CS shall promote the SC Page: (i) prominently on the home page of the CS Web Site; and (ii) via push e-mail to Members in each Franchise Zone not less than once per month.

     2.2 The SC Page shall offer Advertising. CS will consult with Super Coups on the number, type and location of all Advertising on the SC Page. In the event the parties are unable to agree on the number, type and location of any Advertising on the SC Page, then CS shall make such determination in the good faith exercise of its reasonable business judgment.

     2.3 CS will provide Super Coups with access to the CS web-based offer preparation software through any industry standard Internet dial up connection. Access to such software will be in a password secure environment. All Advertising shall be located on CS' Internet server only. CS shall provide the following software and/or application tools ("CS Software") to the following entities/persons: (i) to Super Coups, an import data spreadsheet on which the Super Coups Administrator may prepare proposed Local Advertising (in batch format for multiple Franchisees and multiple Advertisers) for submission to CS; and (ii) to Super Coups and Franchisees designated by Super Coups, Savings Center(TM), CS' proprietary software, which Super Coups and such designated Franchisees only are hereby authorized to use to create, edit, proof and approve proposed Local Advertising for submission to CS. Super Coups and each such designated Franchisee shall execute a software Access Agreement (attached hereto as Exhibit "B") for Savings Center(TM), and deliver the same to CS, prior to any use thereof by such entity/person. Upon execution of this Agreement, CS shall provide Super Coups with its current standards for Advertising (e.g. style, data entry, and content standards) ("Standards") and thereafter, all modifications thereto. CS will post Local Advertising on the SC Page that complies with all of CS' Standards within five (5) days of receipt thereof. Super Coups and its designated Franchisees must have access to Netscape Navigator 4.1 (or later versions) or Explorer 4.0 (or later versions) to utilize the software and application tools referenced herein.

     2.4 From time to time, CS may conduct quality assurance testing on samples of proposed Local Advertising created, proofed and approved by Super Coups or its designated Franchisees to ensure such proposed Local Advertising complies with CS' Standards then in effect. The first time in any calendar year that a material number of samples in a particular month, or for a particular offer campaign, which were proofed and approved by Super Coups fail to pass such testing, CS shall notify Super Coups in writing, and Super Coups shall take reasonable efforts within thirty (30) days of such notice to cure any failures to comply with CS' Standards, to ensure that proposed Local Advertising submitted to CS thereafter complies with CS' Standards then in effect. The second time in any calendar year that a material number of samples fail to pass such testing for a one month period, or for a particular offer campaign, which were proofed and approved by Super Coups, CS shall be entitled to terminate this Agreement effective thirty (30) days after written notice to Super Coups. In the event that either (a) Super Coups determines that an individual Franchisee is not materially complying with the Standards and provides written


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notice of such determination to CS or (b) CS determines that an individual
Franchisee is not materially complying with the Standards; then CS shall promptly deny such non-complying Franchisee access to the CS Software, pursuant to the terms of the Access Agreement executed by such Franchisee.

     2.5 CS shall provide a prominent Link from the SC Page to a web site address to be designated by Super Coups for Members interested in becoming Franchisees and for Advertisers interested in mailing coupons through Super Coups.

     2.6 CS shall at all times designate one (1) employee to serve as an account manager and liaison with Super Coups.

     2.7 CS shall provide Super Coups with design and artwork for the CS name, logo product description, marketing text and graphics ("CS Artwork") for the "Outside Envelope PM" and the "Inside Envelope PM" (collectively referred to as "Envelope PMs") as defined herein. An "Outside Envelope PM" shall mean CS Artwork that prominently appears on the rear exterior of an envelope that Super Coups or its Franchisees distribute to consumers in the approximate size and prominence as those Outside Envelope PMs sent by Super Coups and/or its franchisees prior to the date of execution of this Agreement. An "Inside Envelope PM" shall mean CS Artwork that appears on the double-sided, four-color inserts to be included in envelopes distributed to consumers by Super Coups or its Franchisees in the approximate size and prominence as those Inside Envelope PMs sent by Super Coups and/or its franchisees prior to the date of execution of this Agreement. Two different Inside Envelope PM's shall be provided by CS to Super Coups; one for placement in envelopes distributed by or on behalf of Franchisees, and the second for placement in envelopes distributed by or on behalf of Super Coups' other franchisees. Notwithstanding anything to the contrary contained herein, no Envelope PMs on which any CS Mark (as defined in Section 5.1) appears shall be distributed without the prior written approval of CS and Super Coups. CS shall provide Super Coups with written approval or disapproval of the CS Artwork within five (5) business days of its receipt of a written request for such approval, which approval will not unreasonably be withheld.

     2.8 In the event Franchisees make cable television commercial spots available to CS pursuant to Section 3.2B herein, CS may at its option, elect to use any such spot. Should CS elect to use any such spot, CS shall provide Super Coups, at CS' cost, a thirty (30) second commercial, which shall include a trailer highlighting the Super Coups relationship, to be run in such cable television commercial spots.

     2.9. Except as provided in Section 2.10, CS shall produce the design and artwork for all co-branded in-store promotional tools, such as window displays, countertop displays, and point of sale decals (collectively, the "In Store PMs"). Notwithstanding anything to the contrary contained herein, no In Store PMs on which any Super Coups Mark (as defined in Section 5.2) appears shall be distributed without the prior written approval of Super Coups. Super Coups shall provide CS with written approval or disapproval within five (5) business days of its receipt of a written request for an approval. Super Coups shall reimburse CS forty (40%) percent of the total cost of the production of such In Store PMs within thirty (30) days of receipt of an invoice therefor.


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     2.10.  If CS notifies Super Coups in writing that it wishes, or consents to, Super Coups producing any In Store PM, then Super Coups shall produce such In Store PM. Notwithstanding anything to the contrary contained herein, no In Store PMs on which any CS Mark (as defined in Section 5.1) appears shall be distributed without the prior written approval of CS. CS shall provide Super Coups with written approval or disapproval within five (5) business days of its receipt of a written request for an approval. CS shall reimburse Super Coups sixty (60%) percent of the total cost of the production of such In Store PM within thirty (30) days of receipt of an invoice therefor.

     2.11. CS shall provide reasonable assistance to Super Coups in the preparation of Web-based and offline sales support materials for Franchisees.

     2.12. In the year 2000, CS, at its own expense, shall send representatives to Super Coups' two sets of regional training conferences for Franchisees and the national training conference for Franchisees, whereat Super Coups shall introduce CS, the SC Page, and the program contemplated by this Agreement to Franchisees, and such CS representatives shall provide a presentation relative to such program and related training sessions for Franchisees. In years subsequent to 2000, CS, at its own expense, shall send a representative to Super Coups' annual training conference to provide a presentation relative to the SC Page and the program contemplated herein.

     2.13.  CS shall provide reporting to Super Coups as outlined in Section 12.

     2.14 CS shall proof and otherwise edit all proposed Other Advertising without cost or expense to Super Coups, for accuracy, propriety and consistency with the CS Standards then in effect.

     2.15 The SC Page shall bear the Super Coups name and logo in equal size and comparable prominence as that of the CS name and logo.


3. Super Coups' Obligations. Super Coups shall perform the following obligations:

     3.1 Super Coups shall promote the program set forth in this Agreement. To the extent that Super Coups cannot now obligate its franchisees to become Franchisees under this Agreement, then Super Coups shall use its best efforts to convince them to become Franchisees under this Agreement (i.e. to sell Local Advertising) and further impose such obligation upon all of its franchisees as soon as reasonably possible. Super Coups shall send an e-mail promoting the SC Page to all then current subscribers on Super Coups e-mail list.

     3.2 At all times while this Agreement is in effect, Super Coups shall, at its cost:

            A. Subject to CS' consent as provided in Section 2.7 and 2.10: (i) produce and include the Outside Envelope PM on all envelopes distributed to consumers by Super Coups and/or its Franchisees for programs of Super Coups and/or its Franchisees (i.e. excluding envelopes distributed for parties other than Super Coups or its Franchisees); (ii) produce and include the Inside Envelope PM on all envelopes distributed to consumers by Super Coups and/or its Franchisees; (iii) use the In Store PMs in all in-store promotion displays of Super Coups and/or its Franchisees and use its best efforts to have Advertisers post the In Store PMs at


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          appropriate locations in their stores/businesses. Super Coups'
          agreement with each Franchisee shall require such Franchisee to distribute at least four (4) mailings per calendar year, for each calendar year commencing one (1) year after the date of execution of such agreement between Super Coups and such Franchisee.

          B. Use its best efforts to encourage its Franchisees to provide CS with thirty (30) second cable television commercial spots run by its Franchisees for broadcasting the thirty (30) second commercial provided by CS pursuant to Section 2.8. above.

          C. Produce promotion and sales support materials for Franchisees; provided however, all such materials referencing CS shall require CS' prior written approval. CS shall provide Super Coups with written approval or disapproval within five (5) business days of its receipt of a written request for an approval. Further, Super Coups shall consult with CS on the development and contents of all such materials.


     3.3 Super Coups shall promptly provide to each designated Franchisee with a copy of the CS Standards, and any modifications or updates thereto from time to time supplied by CS to Super Coups. Super Coups and its designated Franchisees shall use, as provided in Section 2.3 above, (i) the import spreadsheet or (ii) Savings Center/TM/, to create, edit and proof proposed Local Advertising for submission to CS for posting by CS on the SC Page. Super Coups and Franchisees will be responsible for collecting appropriate information, and creating and editing proposed Local Advertising. All proposed Local Advertising shall be first submitted to the Super Coups Administrator. The Super Coups Administrator shall proof and otherwise edit all proposed Local Advertising for accuracy, propriety and consistency with the CS Standards then in effect, prior to submission to CS. Upon the Super Coups Administrator approving any proposed Local Advertising, he/she shall forward the same to CS. Super Coups shall be responsible and liable for the content of all Local Advertising submitted by the Super Coups Administrator that appears on the SC Page and shall indemnify CS for the same as provided in Section 9. In the event CS discovers material non-typographical errors or any improprieties in any proposed Local Advertising or any Local Advertising appearing on the SC Page, then Super Coups shall immediately reimburse CS for the reasonable costs incurred by CS in reviewing, editing, and/or removing the offending Local Advertising. Upon submission of any proposed Local Advertising to CS, Super Coups will become obligated to pay to CS fees in accordance with Section 10 herein for the entire period during which such Local Advertising appears (and appeared) on the SC Page. Notwithstanding the foregoing, for Franchisees that utilize Apple/Macintosh computers only, until such time as CS delivers to Super Coups an Apple/ Macintosh compatible version of the Savings Center/TM/ software, CS shall, at its election, either:
(i) provide to Super Coups an import spreadsheet compatible with the CS Web Site for Franchisees to enter Local Advertising data, whereupon Super Coups shall review, edit and proof such Local Advertising as set forth above; or (ii) enter, edit and post the Local Advertising data provided by Super Coups onto the SC Page.

     3.4 For those Franchisees who are Apple/Macintosh computer users and who submit their Advertisers Local Advertising data through an import spreadsheet (i.e. not through the Savings Center/TM/ software) as described in Section 3.3 above, Super Coups shall assign each such


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Advertiser an exclusive identification number, and maintain a database on each such Advertiser containing the Advertiser's name, address, contact information and the exclusive identification number, and such other information as is reasonably necessary to support such Advertiser in the creation of proposed Local Advertising.

     3.5 Commencing January 1, 2000, neither Super Coups nor any Franchisee shall submit any proposed Local Advertising to CS, without the prior written consent of the Advertiser.

     3.6 Super Coups shall provide a Link from its web site at www.supercoups.com and all successors thereto, to the CS Web Site.

     3.7 Super Coups shall at all times designate at least one (1) employee to serve as an account manager and liaison with CS. The account manager may also be the Super Coups Administrator, as determined by Super Coups in its sole discretion.

     3.8 On or before January 1, 2000, Super Coups shall discontinue the offering and/or distribution of all coupons, savings notices or other purchase incentives on any web site other than the CS Web Site.

     3.9 Unless otherwise specifically agreed to in writing by CS and Super Coups or as otherwise provided herein, Super Coups will conduct all dealings with its Franchisees and their Advertisers for Local Advertising. Super Coups will conduct all dealings with CS relative to itself, its Franchisees, and their Advertisers for Local Advertising.

4.   Limitations and Exclusivity.

     4.1. Super Coups' may: (i) promote and sell Local Advertising to Advertisers; and (ii) promote Other Advertising on the CS Web Site (including the SC Page) to Designated Accounts. However, Super Coups may not sell Other Advertising on the CS Web Site (including the SC Page) to Designated Accounts. Notwithstanding anything contained in this Agreement which can be construed to the contrary, no Local Advertising or Other Advertising of a Designated Account may appear on the CS Web Site (including the SC Page) unless that Designated Account has entered into an agreement directly with CS. In the event CS enters into an agreement with a Designated Account for any Local Advertising or Other Advertising that appears anywhere on the CS Web Site (including the SC Page), then CS shall pay Super Coups the SC Referral Fee as provided in Section 10. CS shall have sole authority and discretion over whether or not to enter into any agreement with a Designated Account and the terms and conditions of any such agreement it elects to enter into with a Designated Account.

     4.2. Except as provided in Section 4.3, during the term of this Agreement CS shall not: (i) contract with any cooperative direct mail coupon envelope company ("Direct Mailer") other than Advo Inc. or Super Coups, to sell Advertising to neighborhood merchants/small businesses ("Neighborhood Businesses") that are located in a Franchise Zone; (ii) contract with any Direct Mailer to sell Advertising to Neighborhood Businesses that are not located in a Franchise Zone unless CS gives Super Coups written notice to Super Coups of its intent to do so not less than 30


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days prior to doing so; or (iii) post on the SC Page any Advertising of a
Neighborhood Business located in a Zip Code that is not a Franchise Zone; without Super Coups prior written consent. During the term of this Agreement, CS shall not contract with Val-Pak or Money Mailer for the posting of Advertising on the CS Web Site. Except as specifically prohibited in this Section 4.2, CS may contract with any entity or person, including a Direct Mailer, to sell Advertising to appear on the CS Web Site; however, CS hereby agrees that if it contracts with a Direct Mailer for any Zip Code which is not in a Franchise Zone, the offers of such Direct Mailer shall only be available to Members residing in Zip Codes which are not in a Franchise Zone. By way of example but not limitation, provided that CS has given Super Coups the notice required in subsection (ii) hereinabove, CS may contract with a Direct Mailer to sell Advertising to appear on the CS Web Site in a location other than the SC Page, to Neighborhood Businesses that are located in a Zip Code that is not in a Franchise Zone, as long as that Advertising is not available to Members residing in Zip Codes which are in a Franchise Zone. Such agreement(s) with Direct Mailers shall provide that upon not more than six (6) months advance notice, CS may terminate such agreement as to particular Zip Codes.

     4.3. No later than the 15th day of each month, Super Coups shall provide CS with a list of all current Franchisees, their respective Franchise Zones, and the frequency Mailers are sent for or on behalf of such Franchisee. In the event that (i) any such notice identifies a Franchise Zone that was not listed in the prior monthly notice, and (ii) such Franchise Zone contains a Zip Code for which CS then has in effect an agreement with a Direct Mailer for the sale of Advertising (a "Competing Agreement"), then CS will provide Super Coups with preferred placement on the Home Page of the CS Web Site (i.e. better placement than such Direct Mailer), until such time as the Competing Agreement ceases to apply to the Zip Code located in the Franchise Zone. Further, at CS' option, CS will do one of the following within 6 months of the receipt the notice described in this section 4.3: (i) to the extent permitted by such Competing Agreement, terminate the Competing Agreement as it pertains to such Zip Code; or (ii) upon expiration of the Competing Agreement, not renew the Competing Agreement as it pertains to the Zip Code located in that Franchise Zone (if a Franchise Zone including that Zip Code still exists at the time of such renewal).

5.   License to Use Marks.

     5.1 During the term of this Agreement, Super Coups shall have the right and license to use the current and future respective name, trademarks, servicemarks, copyrights and logo of CS (collectively, the "CS Marks") solely in connection with Super Coups' marketing of Local Advertising, promotion of the SC Page and performance of its obligations under this Agreement. Examples of current CS Marks are set forth in Exhibit "C" attached hereto. Such right and license is restricted as set forth herein and shall not apply or extend to any other use by Super Coups.

     5.2 During the term of this Agreement, CS shall have the right and license to use the respective name, trademarks, servicemarks, copyrights and logo of Super Coups (the "Super Coups Marks") solely in connection with the promotion of the SC Page and the performance of its obligations under this Agreement. Examples of the current Super Coups' Marks are set forth


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in Exhibit "D" attached hereto. Such right and license is restricted as set forth herein and shall not apply or extend to any other use by CS.

     5.3 Subject to the foregoing, each of the parties hereto is and shall remain the owner of all rights in and to its name and logo, as the same now exist or as they may hereafter be modified, including all rights in and to any copyright, trademark, servicemark and/or like rights pertaining thereto. Any and all rights to the CS Marks or the Super Coups Marks not herein specifically granted and licensed are reserved to the respective entity. Upon termination of this Agreement: (i) all rights conveyed by either party with respect to the use of either party's Marks shall cease, and all such rights shall revert to the respective party; and (ii) neither Party shall have any further right to market or to further utilize any promotional materials containing the other party's Marks.

6. Term/Termination. This Agreement shall begin as of August 9, 1999 (the "Commencement Date") and shall continue until September 30, 2002 unless earlier terminated as provided herein.

     A. Either party may terminate this Agreement upon a material breach by the other party effective thirty (30) days after written notice to the breaching party setting forth such breach, provided that the breaching party has not cured such material breach within such thirty (30) day period.

     B. In the event that CS shall not be ranked among the top five (5) internet couponing sites (ranked by hits) as determined by Media Metrix (or in the event that Media Metrix is no longer tracking this industry, such other independent comparable tracking service as designated by CS) for a period of three consecutive monthly reporting periods (or if reported less frequently than monthly, the next three occurring reporting periods; provided that such reporting periods shall not be less frequently than quarter annually), then for a period of thirty (30) days after the expiration of such three month period, Super Coups shall have a right to terminate this Agreement upon delivery to CS of thirty (30) days advance written notice of termination.

7.   Advertising Content.   Super Coups shall be responsible for determinations
relative to the Advertising content, and the number of coupons or other saving certificates to be distributed. Super Coups acknowledges that CS has previously granted to certain third parties exclusive rights to advertise on the CS Web Site certain products or services ("Exclusives") as set forth on Exhibit E attached hereto. Super Coups shall not post on the CS Web Site any Advertising which advertises any product or service which is described on Exhibit E.
NOTHING TO THE CONTRARY WITHSTANDING, ALL ADVERTISING IS AT ALL TIMES SUBJECT TO CS' APPROVAL. CS RESERVES THE RIGHT AT ALL TIMES TO REFUSE, REJECT, CENSOR, OR WITHDRAW (COLLECTIVELY "CANCEL"), WITHOUT NOTICE, ANY ADVERTISING WHICH CS
DEEMS: (A) IN CS'S SOLE DISCRETION (i) MAY POTENTIALLY BE VIOLATIVE OF ANOTHER PARTIES INTELLECTUAL PROPERTY RIGHTS, (ii) MAY POTENTIALLY CAUSE LIABILITY TO CS, (iii) IS NOT IN KEEPING WITH THE CS STANDARDS, (iv) MAY BE VIOLATIVE OF ANY LAW, RULE OR REGULATION, (v) IS IN BAD TASTE, (vi) MAY DAMAGE THE IMAGE OR REPUTATION OF CS, OR (vii)


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CONFLICTS WITH ANY EXCLUSIVE SET FORTH ON EXHIBIT E ATTACHED HERETO; OR (B)
IMPROPER FOR ANY OTHER REASON WHATSOEVER, AS DETERMINED BY CS IN ITS GOOD FAITH BUSINESS JUDGEMENT. Provided however, CS may not use its right to Cancel any Local Advertising on the SC Page based primarily on any conflict with any exclusive rights to advertise on the CS Web Site granted to third parties after the date of execution hereof. In the event CS Cancels any Advertising, CS shall be entitled to permanently exclude such Advertiser from the CS Web Site.

8.   Disclaimer.

CS shall not be liable for any loss or damage whatsoever suffered by Super Coups or any third party, including but not limited to Franchisees and Advertisers, as a result of, or arising from, any Advertising (including but not limited to, the failure of any Advertising, at any time, to appear on the CS Web Site, function or be distributed by CS) unless caused by the gross negligence or intentional wrongful act of CS. The parties acknowledge that in the event that any Advertising fails for any reason to appear on the CS Web Site, the sole and exclusive remedy shall be the placement of such Advertising on the CS Web Site for an additional period equal to the period in which it fails to appear. Neither party shall be liable for any delay or failure in performance of any part of this Agreement, other than for any delay or failure to pay money owed hereunder, by reason of acts of God, fire, strikes, shortages of labor or materials, present or future governmental laws, or for any other reason beyond the party's reasonable control.

9.   Indemnification.

     A. Super Coups does hereby indemnify and hold harmless CS against all claims, actions, suits, proceedings, fines, damages, costs and expenses, including actual attorney fees, (collectively "Damages") which CS may suffer as a result of the following: (i) the content or publication of any Local Advertising; or (ii) the negligent or improper use by Super Coups, its Franchisees, and/or any Advertisers of any software (including but not limited to, Savings Center/TM/ provided by CS; but excluding those Damages suffered by CS as a result of (x) its own negligence, and (y) alterations to any Advertising done by CS without the consent of Super Coups, Franchisees, or Advertisers. By way of example but not limitation, this indemnification shall include all Damages arising out of any illegal, libelous, slanderous, or defamatory matter contained in any Advertising, or any infringement by any one of them of any copyright, patent, design or intellectual property right. This indemnification shall survive the expiration or termination of this Agreement.

     B. CS does hereby indemnify and hold harmless Super Coups against all Damages which Super Coups may suffer as a result of alterations to any Local Advertising done by CS without the consent of Super Coups, Franchisees, or Advertisers, but excluding those Damages suffered by Super Coups as a result of its own negligence or the negligence of its Franchisees or Advertisers. By way of example but not limitation, this indemnification shall include all Damages arising out of: (i) any illegal, libelous, slanderous, or defamatory matter contained in any Advertising; or (ii) any infringement by Super Coups of any copyright, patent, design or intellectual property right; as a result of alterations to any Advertising done by CS without the consent of Super

Coups, Franchisees, or Advertisers. This indemnification shall survive the expiration or termination of this Agreement.

     C. CS does hereby indemnify and hold harmless Super Coups against all Damages which Super Coups may suffer as a result of the appearance of Other Advertising on the SC Page, but excluding those Damages suffered by Super Coups as a result of its own negligence or the negligence of its Franchisees. By way of example but not limitation, this indemnification shall include all Damages arising out of any illegal, libelous, slanderous, or defamatory matter contained in any Other Advertising appearing on the SC Page. This indemnification shall survive the expiration or termination of this Agreement.

10.  Fees.

     10.1. The following terms shall have the following meanings for purposes of this Section 10:
     a. "Designated CS Web Site Revenue" shall mean all fees received by CS from Designated Accounts in a particular period for Other Advertising appearing on the CS Web Site somewhere other than on the SC Page, pursuant to contracts entered into between CS and Designated Accounts while this Agreement is in effect.

     b. "Designated SC Page Revenue" shall mean all fees received by CS from Designated Accounts in a particular period for Advertising appearing on the SC Page, pursuant to contracts entered into between CS and Designated Accounts while this Agreement is in effect.

     c. "Earned Designated SC Page Fees" shall mean 60% of Designated SC Page Revenue, which amount CS shall be entitled to retain/receive.

     d. "Earned Fees" shall mean the greater of the following amounts for a specific period of time (i) the sum of Earned Local Fees plus Earned Designated SC Page Fees, or (ii) the Guaranteed Fees; which amount CS shall be entitled to retain/receive.

     e. "Earned Local Fees" shall mean fees that CS is entitled to receive for Local Advertising, in an amount equal to Local Revenue multiplied by the Local Percentage.

     f. "Guaranteed Fees" shall mean the minimum amounts Super Coups shall pay to CS during each month of the term of this Agreement, as determined in accordance with Section 10.2.

     g. "Guaranteed Fees Paid" shall mean the Guaranteed Fees actually received by CS.

     h. "Local Percentage" shall mean the following percentages during the following time periods: 10/1/99 - 12/31/00: 100%; 1/1/01 - 9/30/02:
           60%.

     i. "Local Revenue" shall mean all revenue earned and/or deemed earned by Super Coups in a particular time period for Local Advertising as more fully described in Section 10.6 below.

     j. "Quarter" shall mean a calendar quarter, except that the period from 9/1/99 through 12/31/99 shall be deemed the first Quarter under this Agreement.

     k.    "SC Referral Fee" shall mean 15% of Designated CS Web Site Revenue.

     l. "Underpayment/Overpayment" shall mean the remainder of the following formula: Earned Fees minus Guaranteed Fees Paid minus Designated SC Page Revenue. To the extent that remainder is a positive number, it shall be deemed an Underpayment. To the extent that the remainder is a negative number, it shall be deemed an Overpayment.


     10.2  CS' Guaranteed Fees.  Beginning on October 1, 1999, and on the first
(1st) day of each month during the following periods, Super Coups shall pay to CS Guaranteed Fees in the following amounts:

               ---------------------------------------------
               Time Period            Monthly Guaranteed Fee
               ---------------------------------------------
               10/1/99 - 6/30/00      $30,000
               7/1/00 - 12/31/00      $40,000
               1/1/01 - 9/30/01       $60,000
               10/01/01 - 9/30/02     $80,000
               ---------------------------------------------


     10.3 CS' Earned Fees. CS shall be entitled to receive Earned Fees as provided herein. Beginning on January 15, 2000, and no later than the fifteenth
(15th) day of the first month of each Quarter thereafter: (i) Super Coups shall determine the amount of Earned Local Fees, if any, for the preceding Quarter and notify CS in writing of the same; and (ii) CS shall determine the amount of Earned Designated SC Page Fees, if any, for the preceding Quarter and notify Super Coups in writing of the same. Super Coups' notice shall contain information sufficient for CS to be able to confirm the accuracy of the determination of Earned Local Fees for the Quarter, including but not limited to, the following information with respect to each Franchisee: the number of Mailed Advertisements and the Rate for each such Mailed Advertisement (as such terms are defined in Section 10.6 below). CS' notice shall contain information sufficient for Super Coups to be able to confirm the accuracy of the determination of Earned Designated SC Page Fees for the Quarter, including but not limited to, the following information: the name of each Designated Account who contracted for Advertising during the prior month; and the fees charged to such Advertiser for such Advertising.

     Beginning on January 30, 2000, and no later than the thirtieth (30th) day of the first month of each Quarter thereafter, CS shall prepare a reconciliation of the two notices required above that sets forth the amount owed by CS to Super Coups, or by Super Coups to CS, by determining the Overpayment/Underpayment (the "Reconciliation").

     a. If an Underpayment exists, then Super Coups shall pay such amount to CS within thirty (30) days of receipt of the Reconciliation. If an Overpayment exists, then CS shall pay such amount to Super Coups simultaneously with the delivery of the Reconciliation.

     Examples (all occurring for the Quarter ending 12/31/01):

          Example 1.  Assume Local Revenue of  $600,000, Designated SC Page
               Revenue of $30,000, and Guaranteed Fees Paid of $180,000:

               Earned Local Fees:  $600,000 x .6 = $360,000
               Earned Designated SC Page Fees:  $30,000 x .6 = $18,000
               Earned Fees: $360,000 + $18,000 = $378,000 (which is greater than the Guaranteed Fees of $180,000)

               Overpayment/Underpayment: $378,000 - $180,000 - $30,000 =
               $168,000

               Super Coups must pay CS the Underpayment of  $168,000.


          Example 2.  Assume Local Revenue of  $200,000, Designated SC Page
               Revenue of $150,000, and Guaranteed Fees Paid of $180,000:

               Earned Local Fees: $200,000 x .6 = $120,000
               Earned Designated Fees: $150,000 x .6 = $90,000
               Earned Fees: $120,000 + $90,000 = $210,000  (which is in excess of the Guaranteed Fees of $180,000)

               Overpayment/Underpayment: $210,000 - $180,000 - $150,000 =
               ($120,000)

               CS must pay Super Coups the Overpayment of $120,000.

          Example 3. Assume Local Revenue of $120,000, Designated SC Page Revenue of $150,000, and Guaranteed Fees Paid of $180,000:

               Earned Local Fees: $120,000 x .6 = $72,000
               Earned Designated Fees: $150,000 x .6 = $90,000
               Earned Fees: $72,000 + $90,000 = $162,000 which is less than the Guaranteed Fees of $180,000; thus by definition Earned Fees will be $180,000

               Overpayment/Underpayment: $180,000 - $180,000 - $150,000 =
               ($150,000)

               CS must pay Super Coups the Overpayment of $150,000.

          Example 4. Same assumptions as in Example 3 above except this Example 4 assumes a failure by Super Coups to pay one (1) of the three (3) required monthly Guaranteed Fee payments. (i.e. Guaranteed Fees Paid of $120,000):

               Earned Local Fees: $120,000 x .6 = $72,000
               Earned Designated Fees: $150,000 x .6 = $90,000
               Earned Fees: $72,000 + $90,000 = $162,000 which is less than the Guaranteed Fees of $180,000; thus by definition Earned Fees will be $180,000

               Overpayment/Underpayment: $180,000 - $120,000 - $150,000 =
               ($90,000)

               CS must pay Super Coups the Overpayment of $90,000.


          Example 5. Assume Local Revenue of $100,000, Designated SC Page Revenue of $90,000, and Guaranteed Fees Paid of $60,000:

               Earned Local Fees: $100,000 x .6 = $60,000
               Earned Designated SC Page Fees: $90,000 x .6 = $54,000
               Earned Fees: $60,000 + $54,000 = $114,000 which is less than the Guaranteed Fees of $180,000; thus by definition Earned Fees will be $180,000.

               Overpayment/Underpayment = $180,000 - 60,000 - 90,000 = $30,000

               Super Coups must pay CS the Underpayment of $30,000


     10.4 SC Referral Fee. Beginning on January 15, 2000 and no later than the fifteenth (15th) day of the first month of each Quarter thereafter, CS shall pay Super Coups the SC Referral fee for the prior Quarter together with a reconciliation of how such amount was determined.

     10.5 Right of Offset. Notwithstanding anything contained in this Section 10 that can be construed to the contrary, in no event whatsoever shall CS be required to pay any monies to Super Coups (other than the SC Referral Fee) if such payment would result in the net monies received and retained by CS pursuant to this Agreement, for the period in issue, being less than the Earned Fees for such period as determined in accordance with Section 10.3 hereinabove. In the event of any conflict between this Section 10.5 and any other subsection of this
Section 10, then the terms and conditions of this Section 10.5 shall control.
CS may offset the SC Referral Fee against any monies due to CS from Super Coups.

     Example: For the Quarter ended December 31, 2001, assume Local Revenue of $250,000, Designated SC Page Revenue of $70,000, Guaranteed Fees Paid of $120,000, and Designated CS Web Site Revenue of $120,000:

            Earned Local Fees: $250,000 x .6 = $150,000
            Earned Designated Fees: $70,000 x .6 = $42,000
            Earned Fees: $150,000 + $42,000 = $192,000 (which is greater than the Guaranteed Fees of $180,000)

            Underpayment/Overpayment: $192,000 - $120,000 - $70,000 = $2,000

            SC Referral Fee: $120,000 x .15 = $18,000

            In this example, CS shall pay Super Coups $16,000 (the Underpayment is offset from the SC Referral Fee).

     10.6.  Local Revenue.

     A. Definitions. For the purposes of this Section 10, the following terms shall have the following meanings:

            (1)  "Basic Service" shall mean geographic targeting of up to three
(3) Local Advertisements for the same advertiser appearing on the SC Page to Members residing within: (x) a Franchise Zone; or (y) an established radius from the Advertiser's business outlet in a Franchise Zone; as determined by CS. A different radius shall be applicable to each merchant category determined by CS and the length of that radius (e.g. 3 miles or 25 miles) shall be determined by CS after consultation with Super Coups.

            (2) "Franchisee Revenue" shall mean with respect to a particular Franchisee and for a particular time period, the sum of all Mailing Zone Revenue for all Mailing Zones contained in a Franchise Zone.

          (3) "Mailed Advertisements" shall mean a printed coupon, rebate offer, marketing piece, or other advertisement that is mailed to households in a Mailer.

          (4) "Mailer" shall mean an envelope or other packaging containing one or more Mailed Advertisements which is sent to residences in a Mailing Zone.

          (5) "Mailing Zone" shall mean a group of up to 10,000 residences contained in one Franchise Zone, to which either Super Coups or a Franchisee sends a Mailer. Each Franchise Zone is comprised of multiple Mailing Zones.

          (6) "Mailing Zone Revenue" shall mean the product of the number of Mailed Advertisements contained in a Mailer multiplied by the Rate.

          (7) "Rate" shall mean the rate set forth in Column B below based on the number of Mailers per calendar year sent out by or on behalf of a Franchisee in a Franchise Zone:


-----------------------------------------------------------------------------------------------
Column A: # of Mailers sent by the Franchisee     Column B: Rate per Mailed Advertisement per
per calendar year                                 Mailing Zone
-----------------------------------------------------------------------------------------------
                  4 or less                                           $7
-----------------------------------------------------------------------------------------------
                      5                                               $6
-----------------------------------------------------------------------------------------------
                      6                                               $5
-----------------------------------------------------------------------------------------------
                      7                                               $4
-----------------------------------------------------------------------------------------------
                   8 or 9                                             $3
-----------------------------------------------------------------------------------------------
                 10 or more                                           $3
-----------------------------------------------------------------------------------------------

     B.   For the period of October 1, 1999 to December 31, 2000:

     The parties acknowledge that Super Coups and each Franchisee shall include the cost of Basic Service in its base price charged to its customers for the production of a Mailed Advertisement and/or the inclusion of a Mailed Advertisement in a Mailer. The parties further acknowledge that multiple Franchisees may distribute Mailed Advertisements for the same advertiser. From the commencement of the term hereof, until December 31, 2000, for a particular time period, Super Coups shall be deemed to have earned Local Revenue in an amount equal to the sum of Franchiser Revenue for all Franchisees for such time period. The parties acknowledge that Local Revenue for this period shall be based on the number of Mailed Advertisements contained in the Mailers, and not on the number of Local Advertisements appearing on the SC Page.

Example: Assume the following: for the month of March, 2000 there were 2 Franchisees which sent Mailers, being Franchisee X and Franchisee Y, each of which have 5 Mailing Zones in their Franchise Zone. During the month of March 2000, Franchisee X sent one Mailer containing 20 Mailed Advertisements in zones X1, X2, X3, and X4, and sent one Mailer containing 25 Mailed Advertisements in zone X5. Franchisee Y sent one Mailer containing 10 Mailed Advertisements to zones Y1, Y2 and Y3, and sent one Mailer containing 15 Mailed Advertisements to zones Y4 and

Y5. Franchisee X sends 4 Mailers per year, and Franchisee Y sends 6 Mailers per year.

     Local Revenue shall be deemed earned by Super Coups for the month of March 2000 as follows:

     For Franchisee X:

     Rate = $7

     Mailing Zone Revenue:

          Zone X1  - Mailing Zone Revenue : 20 x $7 = $140

          Zone X2  - Mailing Zone Revenue : 20 x $7 = $140

          Zone X3  - Mailing Zone Revenue : 20 x $7 = $140

          Zone X4  - Mailing Zone Revenue : 20 x $7 = $140

          Zone X5  - Mailing Zone Revenue : 25 x $7 = $175

     Franchisee X Revenue =   $140 + $140 + $140 + $140 + $175 = $735


     For Franchisee Y:

     Rate = $5

     Mailing Zone Revenue:

          Zone Y1  - Mailing Zone Revenue : 10 x $5 = $50

          Zone Y2  - Mailing Zone Revenue : 10 x $5 = $50

          Zone Y3  - Mailing Zone Revenue : 10 x $5 = $50

          Zone Y4  - Mailing Zone Revenue : 15 x $5 = $75

          Zone Y5  - Mailing Zone Revenue : 15 x $5 = $75

     Franchisee Y Revenue =   $50 + $50 + $50 + $75 + $75 = $300


     Total Local Revenue for March, 2000 = 735 +300 = $1,035

     B. For the period commencing January 1, 2001 and for each calendar year thereafter:

     On or before October 1, 2000, and on or before October 1 of each year thereafter, the parties shall jointly agree in writing on the amount of Local Revenue for Basic Service deemed to be earned by Super Coups for Local Advertising appearing on the SC Page for the following year. The parties shall act in good faith using reasonable business efforts to agree upon the Local Revenue for any period commencing after December 31, 2000. In the event that on or before December 31, 2000 (or on or before December 31 of any year thereafter), the parties are unable to mutually agree on the amount of Local Revenue deemed earned by Super Coups for Local Advertising appearing on the SC Page for the following year, then, for a sixty (60) day period following such date, either party may terminate this Agreement by delivery to the other party of thirty (30) days written notice of termination. In the event that neither party terminates during such sixty (60) day period, then Super Coups shall be deemed to earn Local Revenue for Basic Service appearing on the SC Page for the then current year at the same rate as the immediately preceding year.

     C. The scope and pricing of any other services relating to the CS Web Site which are to be marketed by Super Coups or the Franchisees to Neighborhood Businesses and which shall be included in Local Revenue, must be agreed upon in writing executed by both parties.


11.  Audit Rights.  During the term of this Agreement and for a period of six
(6) months following the termination or expiration thereof, each party shall have the right, upon fifteen (15) business days advance written notice to the other party, to audit the books and records of the other party (during normal business hours) necessary to confirm the accuracy of any determination relative to monies paid or payable under this Agreement. All such audits shall be performed at the offices of the party being audited unless otherwise agreed to in writing by the party being audited. In the event any such audit reveals an error in any amount paid or payable under this Agreement, then the party entitled to recover monies as a result of such audit shall be promptly paid by the other party, the amount properly due under Section 10 (the "Adjustment Amount"). Further, should the amount of any Adjustment Amount exceed five percent (5%) of the amount that should have been paid for the period audited, then in addition to paying the Adjustment Amount, the owing party shall promptly pay the other party interest on the Adjustment Amount at the Prime Rate plus two (2%) percent as posted from time to time in the Wall Street Journal, National Edition, from the date the monies were originally due until the Adjustment Amount is paid, and (ii) reimburse the other party for all reasonable costs of the audit.

12. CS Reports. CS will provide Super Coups with the following reports as of the end of each month, no later than the 15th day of the ensuing month: (i) the number and demographic profile of Members who have registered to the URL www.coolsavings.com/supercoups, but excluding any data identifiable to individual persons or households and (ii) the clips/responses to Advertising in each Franchise Zone sorted by individual Franchisee, advertiser, salesperson and product category based on the timely receipt by CS of all offer campaign data needed by CS (in a form acceptable to CS) to produce such reports.

13. Press Releases. CS and Super Coups will jointly prepare all materials released to the public describing this Agreement. Each party retains the right to have final approval for each news/press release from the other party mentioning any or all activities arising out of or related to this Agreement. Notwithstanding the foregoing, upon expiration or termination of this Agreement, the parties may issue news/press releases which only inform of the end of the parties relationship, the effective date of the end of the parties relationship without attributing blame or fault to either party. The notice shall not give any statement of the reason for the end of the parties relationship. Each party shall consult with the other party on the contents of such notice. Nothing herein shall be construed to limit either party from disclosing any information which such party has been advised by legal counsel is legally required to be disclosed whenever possible, such disclosing party shall provide the other party with advance notice of such required disclosure

14. Warranty Disclaimer. THERE ARE NO UNDERSTANDINGS, AGREEMENTS, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY REGARDING THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), NOT SPECIFIED HEREIN, RESPECTING THIS AGREEMENT OR THE SERVICES TO BE PROVIDED BY CS HEREUNDER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY WARRANTS THAT THE SC PAGE, THE CS WEB SITE, OR ANY WEB SITE OF SUPER COUPS, AS THE CASE MAY BE, WILL PERFORM IN THE MANNER EXPECTED OR WITHOUT INTERRUPTION, ERROR OR DEFECT. EXCEPT AS SET EXPRESSLY FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES AGAINST INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS NOT SPECIFICALLY ENUMERATED.

15. Limitation on Damages. EXCEPT FOR ANY INDEMNIFICATION OBLIGATIONS SPECIFICALLY ASSUMED BY ANY PARTY UNDER THE TERMS OF THIS AGREEMENT, IN NO EVENT WHATSOEVER (INCLUDING BUT NOT LIMITED TO ANY BREACH OF ANY WARRANTY UNDER THIS AGREEMENT OR ANY OTHER BREACH OF THIS AGREEMENT) SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS) FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND - INCLUDING LOST REVENUES OR PROFITS, LOSS OF BUSINESS OR LOSS OF DATA - ARISING OUT OF THIS AGREEMENT (INCLUDING WITHOUT LIMITATION AS A RESULT OF ANY BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT), REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF. CS' LIABILITY SHALL IN ALL EVENTS BE LIMITED TO THE TOTAL AMOUNT PAID BY SUPERCOUPS TO CS UNDER THIS AGREEMENT DURING THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE DATE OF THE BREACH.

16. Arbitration. In the event of a dispute between the parties with regard to any of the matters set forth in this Agreement, the parties will first make reasonable efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within thirty (30) calendar days of the initiation of such procedure, the dispute will be settled by arbitration as provided for below, which will be the sole and exclusive procedure for the resolution of any such dispute. The arbitration will be governed by the then existing rules of the American Arbitration Association. One arbitrator shall be chosen pursuant to the rules of the American Arbitration Association, provided however, that the arbitrator so chosen shall not be employee, consultant, officer or director of any party or of any affiliate of either party and who has not received any compensation, directly or indirectly, from any party or any affiliate of any party. The determination of the arbitrator as to the resolution of any dispute will be binding and conclusive upon the parties. The fees and expenses of the arbitrator will be paid 50% by each party. The arbitrator may award the prevailing party its costs and expenses (including attorneys fees) of the arbitration, as they deem appropriate and just. Any arbitration pursuant to this Section 16 will be conducted in metropolitan Chicago, Illinois (in a place mutually acceptable to the parties or selected by the arbitrators) if such arbitration is commenced by Super Coups, and will be conducted in metropolitan Boston, Massachusetts (in a place mutually acceptable to the parties or selected by the arbitrators) if such arbitration is commenced by CS. Any arbitration award may be entered in and enforced by any court having jurisdiction thereof, and the parties consent and commit themselves to the jurisdiction of the courts of the State of Illinois for purposes of the enforcement of any arbitration award.

17. Governing Law. This Agreement shall be governed by the laws of the State of Illinois. The parties hereto agree that any action to enforce the provisions of this Agreement shall only be brought in the courts of the State of Illinois.

18. Notices. Any notices relating to this Agreement shall be given in writing and shall be deemed sufficiently given, served, and received for all purposes upon the first to occur of: actual receipt; delivery by generally recognized overnight courier service; facsimile transmission with confirmation of successful transmission (provided that, although such notice by facsimile shall be effective upon such confirmation, the party sending such notice shall send an additional copy of such notice in another manner permitted by this Agreement); or three (3) days after deposit in the United States Mail, certified or registered, return receipt requested, with postage prepaid, addressed as follows:

     CS                             Super Coups
     --                             -----------

     8755 West Higgins Road         180 Bodwell Street
     Suite 100                      Avon Industrial Park
     Chicago, Illinois 60631        Avon, MA 02322
     Fax: (773) 693-1311            Fax: (508) 559-0220
     Attention:  President          Attention:  President and CEO
          and General Counsel

     With a copy to:                With a copy to:
     Robert Gorman, Esq.            Allen Holland, Esq.
     Golden & Gorman, P.C.          Lynch, Brewer, Hoffman & Sands
     255 E. Brown Street            101 Federal Street
     Suite 110                      Boston, MA 02110
     Birmingham, MI 48009           Fax: 617-951-0811
     Fax: 248-433-1014

Or to such other address as a party shall provide written notice of to the other party.

19. Modification/Waiver. No provision of this Agreement may be altered, amended and/or waived, except by a written document signed by both parties hereto setting forth such alteration, amendment, and/or waiver. The parties hereto agree that the failure to enforce any provision or obligation under this Agreement shall not constitute a waiver thereof or serve as a bar to the subsequent enforcement of such provision or obligation or any other provisions or obligation under this Agreement.

20. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

21. Joint Drafting. Each of the parties hereto has joined in and contributed to drafting this Agreement; there shall be no presumption favoring or burdening any one or more parties hereto based upon draftsmanship.

22. Approvals. Any approval or consent required of any party hereto shall not be unreasonably withheld or delayed. Further, any approval, consent or disapproval not issued within any time period specified in this Agreement shall be deemed to be an approval or consent.

23. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and contains all of the agreements between said parties with respect to the subject matter hereof. There is no statement, promise, agreement, or obligation in existence which may conflict with the terms of this Agreement or may modify, enlarge, or invalidate this Agreement or any provision hereof. None of the prior and/or contemporaneous negotiations, preliminary drafts, or prior versions of this Agreement leading up to its execution and not set forth herein shall be used by any of the parties to construe or affect the validity of this Agreement. Each party acknowledges that no representation, inducement or condition not set forth herein has been made or relied upon by either party. Further, this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof including that certain Letter Agreement between the parties, dated as of August 10, 1999.

24. Assignment. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may, without the consent of the other party, assign this Agreement as part of a merger or a sale of all or substantially all of such party's assets. This Agreement will bind and inure to the benefit of the successors and assigns of the parties.

25. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Photostatic or facsimile reproductions of this Agreement may be made and relied upon to the same extent as originals.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


     "CS"

By: /s/ Steven M. Golden
   ------------------------------
         Steven M. Golden,
Its:       President/CEO
    -----------------------------

     "Super Coups"

By: /s/ E. Donald McKenzie
   ------------------------------
        E. Donald McKenzie,
Its:       President/CEO
    -----------------------------

                                   EXHIBIT A

                              Designated Accounts


800-CONTACTS                                Poland Springs Inn
800-Mobiles                                 Popular Book Club
ADT Security                                Professional Career Inst.
American Dry Basement                       Sear's Optical
Artistic Labels                             Stephen Kin-Book Club
Brinks Alarm System                         Stratford Career Institute
Cascade Auto Glass                          Ultramatic Sleep of FL
Castle Window-NJ                            Union Missions/World Vision
Castle Windows-CT                           United Family Buyer
Check Gallery                               Yves Rocher
Checks in the Mail
Child Magazine
Children's BOMClub
Columbia House
Columbia University-Clinic
Current Checks
Current Labels
Designer Checks
District Photo
Doubleday-Book Club
Doubleday-Crossings
Franklin Mint
FreeI.Net
Frugal Flowers
Global Life
Grolier Books
Guarantee Reserve
Home 1-2-3
Home Mortgage USA
Hosiery Corp.
House Doctors
Image Checks
Indiana Botanic
Information Labels
International Correspondence School
Kohl Group
Lane Bryant
Lenox
Michigan Bulb
Mousepad
Oreck Vacuum
Perrier Water

                                   EXHIBIT B

                           Form Of Access Agreement

                                   EXHIBIT C

                                    CS Marks

                                   EXHIBIT D

                               Super Coups Marks

                                   EXHIBIT E

                                   Exclusives

The following exclusives have been granted by CS to third parties, and no Local Advertising may contain any coupons, discounts, rebates or other offers relating to these exclusives:

1   All Consumer Packaged Goods

2 Credit Card Products - including, but not limited to charge cards, credit cards, and other credit card related products (i.e. credit card protection insurance, credit card disability insurance, etc.)

3   Internet (ISP) Products - including, but not limited to the following:

        internet service providers

        internet telephones

        DSL services

        ISP Cable access

        ISDN services

        dial up ISP access

        internet or online service providers

4   Mortgages and mortgage related services


5  Telecommunications Services - including, but not limited to the following:

        Residential Long Distance, domestic and international (including resellers)
        Local Telephone service
        Intralata
        Callings cards
        Pre-paid calling cards
        Personal 800 service
        Telephone Directory Assistance
        Collect Calling (Dom. & Int'l)
        Dial around access (10-10-XXX)
        IP Telephony

                                   Exclusives


6 Advertisements from or relating to the products or services of the following specific companies:

        America Online
        Ameritech
        AT&T
        Bell Atlantic
        Bell South
        Cable & Wireless Communications
        Compuserve
        Earthlink
        Excite
        GTE
        Lycos
        NexTel
        MicrosoftMSN
        Mindspring
        Qwest
        SBC Communications
        Sprint
        SNET
        Tel-Save
        US West
        Yahoo

                               ACCESS AGREEMENT


          THIS ACCESS AGREEMENT is effective as of the ____ day of ____________, 2000, by and between coolsavings.com inc., a Michigan corporation (hereinafter referred to as ("CS") and ___________________________________, a ______________
corporation (hereinafter referred to as "Franchisee").

                              W I T N E S S E T H:

     WHEREAS, Franchisee desires access to CS's website to post advertising for local neighborhood retailers pursuant to CS's agreement with Mail Coups Inc., ("Super Coups"), dated____________.

     NOW, THEREFORE, in consideration of the mutual promises, agreements, covenants and representations set forth herein, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. CS Website Access. Upon the full execution of this Agreement, CS will provide Franchisee with access to CS's proprietary web based offer preparation software known as Savings Center and other proprietary software (collectively the "Software"), through any industry standard internet dial up connection. Franchisee is hereby only authorized to use the Software to create, edit proof and approve proposed advertising for submission to Super Coups and CS. Franchisee acknowledges that CS retains all ownership rights to the Software and that CS retains the right to withdraw Franchisee's access and terminate this Agreement at any time, without reason. Franchisee further acknowledges that it acquires no right or license to any version of iteration of the Software by virtue of Franchisee's use thereof, this Agreement or any contribution Franchisee may make to the Software.

     2. Advertising Content. Any advertising posted on CS's website by Franchisee ("Advertising") shall conform with CS's standards ("Standards") then in effect, which Standards shall be made available to Franchisee by CS from time to time, as well as all modifications thereto.

          2.1 Notwithstanding anything to the contrary, all advertising is at all times subject to CS' approval. CS reserves the right at all times to refuse, reject, censor or withdraw (collectively cancel) without notice any Advertising which CS deems to be potentially violative of another parties intellectual property rights, is in bad taste, is not in accordance with the Standards, is not in keeping with the CS or Super Coups brand image, may potentially cause liability to CS, or is otherwise improper as determined by CS in its sole business discretion.

     3. Disclaimer of Liability. CS shall not be liable for any loss or damage whatsoever suffered by Franchisee or an advertiser as a result of, or arising from, any Advertising (including but not limited to, the failure of any Advertising, at any time, to appear on, function, or be distributed by CS's website, wherein CS's sole liability shall be to post such Advertising on its website at a later date).

     4. Warranty Disclaimer. THERE ARE NO UNDERSTANDINGS, AGREEMENTS, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY REGARDING THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), NOT SPECIFIED HEREIN, RESPECTING THE SOFTWARE THIS AGREEMENT OR THE SERVICES TO BE PROVIDED BY CS. It is further agreed that in no event whatsoever (including but not limited to any breach of any warranty under this Agreement or any other breach of this Agreement) shall CS be liable for any direct, indirect, special or consequential damages.

     5. Miscellaneous. The provisions of this Agreement are severable. This Agreement constitutes the entire agreement between the parties hereto and contains all of the agreements between said parties with respect to the subject matter hereof. This Agreement shall be governed by the laws, and Franchisee hereby consents to the jurisdiction of the courts, of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.


Witnesses:                              "CS"
                                        coolsavings.com inc.



_____________________________           By:____________________________________


_____________________________           Its:___________________________________



                                        "FRANCHISEE"



_____________________________           By:____________________________________


_____________________________           Its:___________________________________

                                    EXHIBIT D

                                SUPER COUPS MARKS

Mark                     Serial No.     Registration No.    Registration Date

SUPER COUPS
MONEY-SAVING COUPONS
FOR THE WHOLE FAMILY
and design

The Mark was previously assigned from Super Coups, Inc.: recorded on March 9, 1989 at Reel 0642 and Frame 0348.

COMMUNITY MARKETING      74-583831       2000455        September 10, 1996
PROFILES

                                   [GRAPHIC]


                           THE UNITED STATES OP AMERICA

                          CERTIFICATE OF REGISTRATION


This is to certify that the records of the Patent and Trademark Office show that an application was filed in said Ofice for registration of the Mark shown herin, a copy of said Mark and pertinent data from the Application being annexed hereto and made a part hereof.

And there having been due compliance with the requirements of the law and with the regulations prescribed by the Commissiones of Patents and Trademarks.

Upon examination, it appeared that the applicant was entitled to have said Mark registered under the Trademark Act of 1946, and the said Mark has been duly registered this day in the Patent and Trademark Office on the

PRINCIPAL REGISTER

to the registrant named herein.

This registration shall remain in force for Twenty Years unless sooner terminated as provided by law.

                            In Testimony Whereof I have hereunto set my hand and caused the seal of the Patent and Trademark Office to be affixed this eleventh day of March 1986.

                            /s/ Donald [ILLEGIBLE]
                            Commissioner of Patents and Trademarks



[SEAL]

                                     NOTICE

     This Registration will be canceled by the Commissioner of Patents and Trademarks at the end of six years following the date of registration, unless within one year next preceding the expiration of such six years, the registrant files in the Patent and Trademark Office an affidavit showing that said mark is in use in Commerce or showing that its nonuse is due to special circumstances which excuse such nonuse and is not due to any intention to abandon the mark*.

* A fee for each class must accompany the affidavit. Consult 37 CFR (ss.)2.6 to determine the appropriate fee at time of filing.

Int. Cl: 35
Prior U.S. Cl.:101
                                                       Reg. No. 1,386,255
United States Patent and Trademark Office              Registered Mar. 21 1986

                                  SERVICE MARK
                               PRINCIPAL REGISTER

                                    [GRAPHIC]

SUPER COUPS, INC. (MASSACHUSETTS COR-          NO CLAIM IS MADE TO THE EXCLUSIVE
  PORATION)                                  RIGHT TO USE "SUPER" AND "MONEY-
55 CENTRAL STREET                            SAVING COUPONS", APART FROM THE
STOUGHTON, MA 02072                          MARK AS SHOWN

  FOR: DIRECT MAIL ADVERTISING SERV-           SER. NO. 462,946, FILED 1-27-1984
ICES IN CLASS 35 (U.S. CL 101)
  FIRST USE 2-10-1981; IN COMMERCE           AMOS T. MATTHEWS, JR. EXAMINING AT-
2-30-1981                                      TORNEY

                                    NOTICE

This registration will be canceled by the Commissioner of Patents and Trademarks at the end of six years following the date of registration, unless within one year next preceding the expiration of such six years, the registrant files in the Patent and Trademark Office an affadavit showing the said mark is in use in Commerce or showing that its nonuse is due to special circumstances which excuse such nonuse and is not due to any intention to abandon the mark*.

*A fee for each class must accompany the affadavit. Consult 37 CFR (ss.)2.6 to determine the appropriate fee at time of filing.